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                                                                   EXHIBIT 10.1
                          AMERICAN PAD & PAPER COMPANY

                          CHANGE OF CONTROL AGREEMENT


     This Change of Control Agreement ("Agreement") is made and effective as of the 15th day of July, 1997, by and between American Pad & Paper Company, a Delaware corporation (the "Company"), and Kevin W. McAleer ("Executive").

                                    RECITALS

     The Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below). The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide Executive with compensation and benefit arrangements upon a Change of Control which insures that such compensation and benefits are competitive with other corporations.

                                   AGREEMENT

     Now, therefore, in consideration of Executive's continued employment by the Company, as well as the promises, covenants and obligations contained herein, the Company and Executive agree as follows:

     1. Payment of Severance Amount. Upon the occurrence of a Termination Event (as defined in paragraph 2), the Company shall:


          (a) pay Executive an amount equal to (i) Executive's Base Annual Salary (as defined in paragraph 2) multiplied by a factor of three (3.0), payable as a lump sum cash payment within ten (10) days following the date of the termination constituting such Termination Event (the "Termination Date";

          (b) provide Executive with life, disability and medical insurance at the level provided at either the date of the occurrence of a Change of Control (as defined in paragraph 2) or the Termination Date, as Executive shall in his sole discretion elect by providing written notice hereof to the Company for a period of time equal to twelve (12) months following the Termination Date or such shorter period until Executive shall obtain substantially equivalent insurance coverage from a subsequent employer, if any, in the same manner as if Executive's employment had not been terminated until the end of such period. Executive shall immediately notify the Company upon obtaining any insurance from a subsequent employer and shall provide all information required by the Company regarding such insurance to enable the Company to make a determination of whether such insurance is substantially equivalent; and


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          (c) pay all reasonable legal fees and expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided by the Agreement.

     2.   Definitions.

          (a)  A "Termination Event" shall be deemed to have occurred if:

               (i) At any time within three years after a Change of Control, the Company or any successor thereto shall terminate Executive's employment for any reason other than for (A) Cause, (B) incapacity due to physical or mental illness or (C) death; or

               (ii) The Executive shall voluntarily terminate his employment with the Company within one (1) year of a Change of Control for any reason whatsoever.

          (b)  A "Change of Control" shall be deemed to have occurred if:

               (i) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least fifty-one percent (51%) of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

               (ii) the stockholders of the Company shall approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors ("Voting Securities") of the reorganized, merged or consolidated company's then outstanding voting securities; sale of all or substantially all of the assets of the Company;

               (iii) the stockholders of the Company shall approve a liquidation or dissolution of the Company or a sale of all or substantially all of the assets of the Company; or

               (iv) any "person," as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, any entity organized, appointed or established by the Company for or pursuant to the terms of such plan or Bain Capital Funds), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange
     Act) of such person (as well as any "Person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or




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     indirectly, of securities of the Company representing in the aggregate 50%
     or more of either (A) the then outstanding shares of common stock, par value $.01 per share, of the Company ("Common Stock") or (B) the Voting Securities of the Company, in either such case other than as a result of acquisitions of such securities directly from the Company.

          Notwithstanding the foregoing, a "Change in Control" of the Company shall not be deemed to have occurred for purposes of subparagraph (iv) of this paragraph 2(a) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities of the Company outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 50% or more of the shares of Common Stock then outstanding or
     (ii) the proportionate voting power represented by the Voting Securities of the Company beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of the Company (other than a result of a stock split, stock dividend or similar transaction), then a "Change in Control" of the Company shall be deemed to have occurred for purposes of subparagraph (iv) of this paragraph 2(a).

     (c) "Base Annual Salary" shall, as determined on the Termination Date, be equal to the greater of (i) Executive's annual salary on the date of the earliest Change of Control to occur during the eighteen month period prior to the Termination Date plus any bonuses or special incentive payments received in the twelve months prior to such Change of Control or (ii) Executive's annual salary on the Termination Date plus any bonuses or special incentive payments received in the prior twelve months.

     (d) For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by Executive to perform his duties as Chief Financial Officer of the Company or any of its Subsidiaries or his continued failure to perform duties reasonably requested or reasonably prescribed by the Board (other than as a result of Executive's death or disability), (ii) the engaging by Executive in conduct which is materially monetarily injurious to the Company or any of its Subsidiaries, (iii) gross negligence or willful misconduct by Executive in the performance of his duties which results in, or causes, material monetary harm to the Company or any of its Subsidiaries, or (iv) Executive's commission of a felony or other civil or criminal offense involving moral turpitude. In the case of (i), (ii) and (iii) above, finding of Cause for termination shall be made only after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board. A determination of Cause by the Board shall be effective only if agreed upon by a majority of the directors, which shall include at least one director who is not an employee of the Company or its Subsidiaries and is not employed by Bain Capital, Inc. ("Bain").

     3. Adjustments. Any provision of this Agreement to the contrary notwithstanding, if, in the Company's determination, the total sum of (i) the payments and benefits to be paid or provided to (or with respect to) Executive under this Agreement which are considered to be "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986,



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as amended (the "Code") and (ii) any other payments and benefits which are considered to be "parachute payments," as so defined, to be paid or provided to (or with respect to) Executive by the Company or a member of the Company's affiliated group (within the meaning of Section 280G(d)(5) of the Code) (the "Total Amount") exceeds the amount Executive can receive without having to pay excise tax with respect to all or any portion of such payments or benefits under Section 4999 of the Code (the "Reduced Amount"), then the amount payable to Executive pursuant to paragraphs 1(a) and 1(b) of this Agreement shall be reduced to the greater of zero or the highest amount which will not result in Executive having to pay excise tax with respect to any payments and benefits under Section 4999 of the Code; provided, however, that in the event that the Reduced Amount minus any and all applicable federal, state and local taxes (including but not limited to income and employment taxes imposed by the Code) is less than the Total Amount minus any and all applicable federal, state and local taxes (including but not limited to income and employment taxes imposed by the Code and excise taxes applicable to such payments under Section 4999 of the Code), then the reduction of the amount payable to Executive under paragraphs 1(a) and 1(b) of this Agreement provided for in the preceding provisions of this paragraph 3 shall not be made.

     4. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company to:    American Pad & Paper Company
                              17304 Preston Road, Suite 700
                              Dallas, Texas 75252
                              Attention: Chairman of the Board

     If to Executive to:      Kevin W. McAleer
                              17516 Oak Mount Place
                              Dallas, Texas 75287

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     5. Applicable Law. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

     6. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

     7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.



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     8. Withholding of Taxes. Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

     9. No Employment Agreement. Nothing in this Agreement shall give Executive any rights (or impose any obligations) to continued employment by the Company or any subsidiary thereof or successor thereto, nor shall it give the Company any rights (or impose any obligations) with respect to continued performance of duties by Executive for the Company or any subsidiary thereof or successor thereto.

     10. Assignment.

          (a) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in the remainder of this paragraph 10. Without limiting the foregoing, Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph 10 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          (b) The Company may: (i) as long as it remains obligated with respect to this Agreement, cause its obligations hereunder to be performed by a subsidiary or subsidiaries for which Executive performs services, in whole or in part; (ii) assign this Agreement and its rights hereunder in whole, but not in part, to any corporation with or into which it may hereafter merge or consolidate or to which it may transfer all or substantially all of its assets, if said corporation shall by operation of law or expressly in writing assume to the reasonable satisfaction of Executive all liabilities of the Company hereunder as fully as if it has been originally named the Company herein; but may not otherwise assign this Agreement or its rights hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns.

     11. Modifications. This Agreement shall not be varied, altered, modified, canceled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                         AMERICAN PAD & PAPER COMPANY



                                         By:  /s/ Charles G. Hanson  III
                                             ------------------------------
                                             Name: Charles G. Hanson  III
                                             Title: Chief Executive Officer


                                         EXECUTIVE



                                         /s/  Kevin W. McAleer
                                         ----------------------------------
                                         Kevin W. McAleer